Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Iomega Corporation
San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 15, 2007, relating to the consolidated financial statements and financial statement schedule, and on the effectiveness of Iomega Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP
Costa Mesa, California

August 28, 2007